Exhibit 10.2

DA-LITE SCREEN COMPANY, INC. 2010 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Da-Lite Screen Company, Inc., an Indiana corporation (the “Company”), hereby grants to                      (the “Optionee”) as of June     , 2010 (the “Option Date”), pursuant to provisions of the Da-Lite Screen Company, Inc. 2010 Stock Option Plan (the “Plan”), a nonqualified option to purchase from the Company (the “Option”) 3,000 shares (the “Option Shares”) of its Common Stock, $0.001 par value, (“Stock,” it being understood that such number of Option Shares and the definition of Stock gives effect to the pending split of the Company’s common stock), at the price of $17.62 (the “Exercise Price”) per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company within 90 days after the Option Date. Such acceptance shall not be effective unless and until the Optionee shall within such 90-day period execute and deliver to the Company the Confidentiality and Non-Competition Agreement delivered to the Optionee herewith.

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the fifth (5th) anniversary of the Option Date (the “Expiration Date”).

2.2. Exercise of Option.

(a) The Option is fully vested and exercisable upon issuance.

(b) If the Optionee’s employment is terminated for Cause or the Optionee voluntarily terminates his or her employment, other than due to Retirement pursuant to Section 2.2(d), the Option shall terminate automatically on the effective date of the Optionee’s termination of employment.

(c) If the Optionee’s employment with the Company terminates by reason of Disability or death, the Option shall be vested and exercisable only to the extent it is vested and exercisable on the date of the Optionee’s death or the effective date of the Optionee’s termination of employment due to Disability, as the case may be, and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative until and including the earlier to occur of (i) the date which is one year after the effective date of the Optionee’s death or termination of employment and (ii) the Expiration Date.

(d) If the Optionee’s employment with the Company terminates for any reason other than Cause, voluntary resignation prior to Retirement, Disability or death, including termination by the Company without Cause or voluntary resignation upon Retirement, the Option shall be vested and exercisable only to the extent it is vested and exercisable on the effective date of the Optionee’s termination of employment, and may thereafter be exercised by the Optionee until and including the earlier to occur of (i) the date which is three months after the effective date of the Optionee’s termination of employment and (ii) the Expiration Date. For purposes of this Agreement, “Retirement” shall mean the Optionee’s termination of employment on or after the attainment of age 62.

(e) If the Optionee breaches the provisions of Section 5 hereof at any time, the Option shall terminate automatically upon such breach.

2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested and exercisable, may be exercised by Optionee (a) by delivering to the Company a written notice in such form as may be required by the Committee specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) if the Common Stock is then publicly traded, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii), (iii) and (iv), and (b) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) through (v). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 3.3, have been paid. If shares of Common Stock have not been registered under the Securities Act at the time the Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or a portion of the Option, deliver to the Company an executed investment representation statement in such form as may be required by the Company.

2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

3. Additional Terms and Conditions of the Option.

3.1. Nontransferability of Option. The Option may not be transferred by the Optionee, absent consent by the Committee, other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee’s lifetime the Option is exercisable only by the Optionee or the Optionee’s Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option shall be null and void. Notwithstanding the foregoing or any other provision of this Agreement or the Plan, the Optionee shall be subject to and bound by all the provisions of any shareholders agreement, including any and all restrictions on transfer, in effect from time to time. As a condition precedent to any exercise of the Option, the Optionee shall execute an assumption agreement or other documents specified by the Company further evidencing Optionee’s obligations under any such shareholders agreement.

3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of purchase of any shares hereunder or (ii) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

3.3. Withholding Taxes. (a) As a condition precedent to the issuance of Common Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

(b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company,

(2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the Option (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be issued to the Optionee upon exercise of the Option having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) if the Common Stock is then publicly traded, a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2), (3) and (4). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2) through (5). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

3.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Board. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Board regarding any such adjustment shall be final, binding and conclusive.

3.5. Corporate Transaction. In the event of a Corporate Transaction, the Board (as constituted immediately prior to such Corporate Transaction) may, in its discretion:

(a) require the substitution for each share of Stock subject to the Option the number and class of shares, if any, into which each outstanding share of Stock shall be converted pursuant to such Corporate Transaction. In the event of any such substitution, the purchase price per share of Stock shall be appropriately adjusted by the Board, such adjustments to be made without an increase in the aggregate purchase price; or

(b) require the Option to be surrendered to the Company by the Optionee, and to be immediately canceled by the Company, and to provide for the Optionee to receive either (i) a cash payment in an amount equal to the number of shares of Stock then subject to the Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Corporate Transaction takes place or (B) the Fair Market Value of a share of Stock on the date of occurrence of the Corporate

Transaction, over the Exercise Price or (ii) shares of stock into which each outstanding share of Stock shall be converted pursuant to such Corporate Transaction having a Fair Market Value equal to the amount determined under clause (i) above; or

(c) take any other action that the Board deems is reasonable or appropriate under the circumstances.

3.6. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.

3.7. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.

3.8. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered. Notwithstanding any provision of the Plan or this Agreement, the Optionee shall be subject to and bound by all provisions of any shareholders agreement in effect from time to time and each other agreement between the Company and the Optionee.

3.9. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

3.10. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an “incentive stock option” within the meaning of section 422 of the Code. This Agreement shall be interpreted and treated consistently with such designation.

3.11. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

4. Restrictions on Transfer of Stock; Purchase Options.

4.1. Purchase Option Upon Voluntary Transfer. If an Optionee intends to sell, assign or otherwise dispose of all or a portion of his or her shares of Stock originally issued pursuant to the exercise of the Option to any person other than the Company, he or she shall obtain a written offer from the prospective purchaser or assignee, stating the number of shares to be purchased or assigned, the price and the terms of purchase or assignment. The offer shall be signed by and shall state the address of the offeror. The Optionee shall give written notice (the “Transfer Notice”) to the Company of the Optionee’s intention and shall attach thereto a copy of the offer. Within 90 days of the Company’s receipt of the Transfer Notice, the Company, or its designee, may exercise an option to purchase all or any portion of the shares proposed to be sold, assigned or otherwise disposed of at the lower of the applicable price per share provided in paragraph 4.6 or the price per share specified in the Transfer Notice, and at the election of the Company, or its designee, such price shall be paid all in cash or on the terms specified in the Transfer Notice.

4.2. Purchase Option Upon Death. Upon the death of an Optionee who acquired shares of Stock originally issued pursuant to the exercise of the Option, the Company, or its designee, within 180 days after the later to occur of (i) the date of death or (ii) the date on which the Option is exercised, may exercise an option to purchase all or any portion of such shares (including, but not limited to, any shares purchased pursuant to the Option exercised after the Optionee’s death or termination of employment) from the personal representative of his or her estate at the applicable price per share provided in paragraph 4.6.

4.3. Purchase Option Upon Involuntary Transfer. If, other than by reason of an Optionee’s death, shares of Stock originally issued pursuant to the exercise of the Option are transferred by operation of law to any person other than the Company (such as, but not limited to, an Optionee’s trustee in bankruptcy, a purchaser at any creditor’s or court sale or the guardian or conservator of an incompetent Optionee), the Company, or its designee, within 120 days of the Company’s receipt of actual notice of the transfer may exercise an option to purchase all or any portion of such shares so transferred at the applicable price per share provided in paragraph 4.6. The Optionee shall be required to give prompt notice to the Company of any transfer of such shares by operation of law.

4.4. Purchase Option Upon Termination of Employment. Upon the termination of employment with the Company of an Optionee who acquired shares of Stock originally issued pursuant to the exercise of the Option, the Company, or its designee, within 180 days after the later to occur of (i) the date of such termination or (ii) the date on which the Option is exercised, may exercise an option to purchase all or any portion of such shares (including, but not limited to, any shares purchased pursuant to the Option exercised after the Optionee’s death or termination of employment) from such Optionee at the applicable price per share provided in paragraph 4.6.

4.5. Exercise of Purchase Options and Effect of Nonexercise of Options. The Company, or its designee, who exercises an option to purchase shares of Stock under one or more of the preceding paragraphs of this Section 4 shall do so by delivering written notice of its exercise of the purchase option within the times provided in such paragraphs to the transferor under a paragraph 4.1 option, to the personal representative of a deceased Optionee’s estate under a paragraph 4.2 option, to the transferee under a paragraph 4.3 option and to the terminated Optionee under a paragraph 4.4 option. If a purchase option is not exercised under one or more of the preceding paragraphs of this Section 4, then in the case of a proposed transfer under paragraph 4.1, the shares may be transferred within ten days after the expiration of the 90-day option period to the transferee named in the Transfer Notice and upon the terms therein stated, but subject in all events to the provisions of the Plan and this Section 4; and in the case of shares owned by the estate of a deceased Optionee under paragraph 4.2, or a transfer of shares under paragraph 4.3, the shares, after the expiration of the 180-day option period shall remain in the hands of the estate or transferee, but subject in all events to the provisions of the Plan and this Section 4. If a purchase option under paragraph 4.4 is not exercised, the shares subject thereto shall in all events continue to remain subject to the provisions of the Plan and this Section 4. If a purchase option is not exercised under one or more of the preceding paragraphs of this Section 4, then the transferee under paragraphs 4.1 or 4.3 and the personal representative under paragraph 4.2, as the case may be, shall within 20 days after the expiration of the applicable purchase option period deliver to the Company its agreement, in form and substance satisfactory to the Company, to comply with the terms of the Plan and the restrictions on transfer, purchase options, negative pledge and other provisions of this Section 4.

4.6. Purchase Price. The purchase price per share of Stock being acquired under paragraphs 4.1 (other than an election under paragraph 4.1 to pay the price specified in the Transfer Notice), 4.2, 4.3 and 4.4 shall be equal to the Fair Market Value per share of Stock on the purchase date as determined by the Committee in good faith.

4.7. The Closing. If a purchase option is exercised under this Section 4, the closing of such purchase shall occur within 120 days of the notice of such exercise, at a date, time and place to be designated by the purchaser. At the closing, the purchaser shall tender the required purchase price in cash against delivery of duly endorsed certificates for the shares, subject to any obligation to deliver such certificates to a pledgee or other holder of a security interest herein.

4.8. Pledge of Shares Prohibited. No Optionee shall pledge, hypothecate or otherwise encumber or use any of his or her shares of Stock originally issued pursuant to the exercise of the Option as security for any loan, except upon the written consent of the Company.

4.9. Legend on Certificates. All shares of Stock now or hereafter owned by the Optionees which were originally issued pursuant to the exercise of the Option shall be subject to the provisions of the Plan and Section 4 of this Agreement, and the certificates representing such shares shall bear such legend as the Committee may prescribe to that effect. Such legend may include a legend prescribed by the Committee to assist in compliance with federal and state securities laws.

4.10. Remedies for Breach. Due to the irreparable damage the Company could suffer from a violation of this Section 4, the Company shall have the remedies which are available to it for the violation of any of the terms of this Section 4, including, but not limited to, the equitable remedy of specific performance.

4.11. Lapse of Transfer Restrictions. At such time, if any, as the Committee may determine in its sole discretion, some or all of the provisions of this Section 4 shall terminate.

4.12. Shareholders Agreements. Optionee hereby agrees that, upon the exercise of an Option pursuant to this Agreement, unless the Committee otherwise directs, Optionee shall become a party (if he or she is not already such a party) to any then effective shareholders agreement which exists among a majority of the shareholders of the Company and shall become a party to any pledge agreement required to be executed pursuant thereto. Optionee shall be subject to and bound by all provisions of such shareholders agreement, including any and all restrictions on transfers, and the restrictions and requirements of paragraphs 4.1 through 4.11 of this Agreement shall be in addition to those imposed by any such shareholders agreement.

5. Noncompetition; Nonsolicitation; Confidential Information.

In consideration for the Option granted pursuant to this Agreement, the Optionee hereby agrees as follows:

5.1. Noncompetition; Nonsolicitation.

(a) General. Optionee acknowledges that in the course of Optionee’s employment with the Company, the Optionee has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Optionee’s services are of special, unique and extraordinary value to the Company and its subsidiaries.

(b) Noncompetition. Optionee agrees, to the fullest extent permitted by applicable law, that during the period of Optionee’s employment with the Company, and for a period of two years thereafter (collectively, the “Noncompetition Period”), Optionee shall not in any manner, directly or indirectly, through any individual or entity, alone or as a member of an entity, or as an officer, director, stockholder, investor, partner, member, manager or employee of or consultant to any entity or otherwise, engage or be engaged, or assist any other individual or entity in engaging or being engaged, in the Business in the Geographic Area. The “Business” means the manufacture, distribution or sale of meeting room products of the same general type as the Company or its subsidiaries manufacture, distribute or sell, including (without limitation) in the categories of projection screens, audio-visual carts, stands or mounts, easels, lecterns (but, for the avoidance of doubt, excluding podiums that are not lecterns), conference cabinets or screen fabric, or products which compete with such products manufactured, distributed or sold by the Company or its subsidiaries. The “Geographic Area” shall mean any country or other area in which meeting room products are manufactured, distributed or sold, by the Company or any of its subsidiaries during the term of Optionee’s employment by the Company, including (without limitation) the United States, Canada, the Netherlands, France, other parts of Europe, Japan, China, other parts of East Asia, South Asia, Australia, New Zealand, Mexico, Central America, South America, the Middle East and Africa.

(c) Nonsolicitation. Optionee further agrees, to the fullest extent permitted by applicable law, that during the Noncompetition Period Optionee shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate, abandon or modify his or her employment for any purpose whatsoever or (ii) as part of Optionee’s directly or indirectly engaging in a Business defined in Section 5.2 above, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

(d) Exceptions. Nothing in this Section 5 shall prohibit Optionee from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding shares of any class of any securities of which are publicly traded, so long as Optionee has no active participation in the business of such entity. Furthermore, Optionee may, after termination of employment with the Company, become an employee or consultant to any entity engaged in the Business so long as (a) not more than 20% of such entity’s revenues for any period in which Optionee so serves with such entity are generated by activities relating to the Business and (b) Optionee’s activities with such entity relate solely to activities other than the Business.

(e) Reformation. If, at any time of enforcement of this Section 5.1, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

5.2. Confidentiality. Optionee shall not, at any time during Optionee’s employment by the Company or thereafter, make use of or disclose, directly or indirectly, and (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries (“Confidential Information”), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of Optionee, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Optionee gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is required to be used or disclosed by Optionee to perform properly Optionee’s duties under this Agreement. Promptly following the termination of Optionee’s employment by the Company, Optionee shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which Optionee may then posses or have under Optionee’s control (together with all copies thereof).

5.3. Inventions. All discoveries and improvements, patentable or otherwise, trade secret and ideas, writings and copyrightable material, which may conceived by Optionee or developed or acquired by Optionee during Optionee’s employment with the Company, which may pertain directly or indirectly to the business of the Company or any of its subsidiaries, are the sole and absolute property of the Company and are “works made for hire” as that term is defined in the copyright laws of the United States. Optionee hereby assigns to the Company Optionee’s entire right, title and interest in and to all such developments and agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. Optionee shall, upon the Company’s request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

6. Miscellaneous Provisions.

6.1. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.2. Meaning of Certain Terms.

(a) References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

(b) As used herein, the term “Legal Representative” shall include an executor, administrator, legal representative, guardian or similar person.

6.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation or of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.5. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

6.6. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Indiana and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.7. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

6.8. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

DA-LITE SCREEN COMPANY, INC.

By:

Accepted this      day of

                                     ,           .

Optionee

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